[On the Front End of Technology]

Digital Media Group, Ltd.

SECURITY ASSIGNMENT

U.S. $7,941.64

Atlanta, Georgia
September 29, 2008

For Value received, this security assignment ("Agreement") is entered into on this 29 day of September 2008 by and between **WinSonic Digital Media Group, Ltd.** ("WinSonic" or "Obligor") with his office located at 101 Marietta Street, NW, Suite 2600, Atlanta, Georgia 30303 and Thomas I. Weston, Jr. residing at 10490 Oxford Mill Circle Alpharetta, GA 30022 (" Tom Weston " or "Obligee" or "Investor"):

1. Funds Received: For the sum of Seven Thousand Nine Hundred Forty-One and 64/100 Dollars ($7,941.64) (the "Investment Amount"), WinSonic does hereby promise to issue Investor 79,417 shares of common stock in Winsonic Digital Media Group, Ltd. ("WDMG") at $.10/share. Obligee acknowledges and accepts that said shares are restricted shares pursuant to Regulation 144 of the Securities Act of 1933, as amended.

2. Security Assignment: In addition to the above issuance of shares, Obligor hereby grants to Obligee additional 39,708 shares of common stock in Winsonic Digital Media Group, Ltd. ("WDMG"). Obligee acknowledges and accepts that said shares are restricted shares pursuant to Regulation 144 of the Securities Act of 1933, as amended.

3. Warranty of Obligor: Obligor warrants and represents that he has full power and authority to enter into this agreement and that this agreement is not in violation of any other agreement nor of any covenant or restriction contained in any agreement to which Obligor is bound. Obligor further warrants that he has obtained all requisite corporate authority and approval, and has complied with the necessary corporate formalities in entering into this Agreement.

4. Further Documents: Obligor agrees to execute such other and further documents as shall be reasonable necessary or required by Obligee to carry out the provisions of this agreement.

TIW

5. Miscellaneous: This agreement shall be governed by Georgia Law and any action to enforce the provisions hereof shall be resolved by binding and expedited Arbitration in accordance with the rules and procedures of the American Arbitration Association (AAA) in Fulton County, Georgia, with a limited right of discovery consisting of not more that two depositions and one set each of written requests for admissions, production of documents, form interrogatories and special interrogatories in compliance with the Code of Civil Procedure. In the event any provision hereof is declared to be invalid or unenforceable, the parties agree in good faith to replace said provision with a valid and enforceable provision that as nearly as possible reflects the agreement and intent of the parties hereunder. This Agreement may not be modified except by a written instrument executed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives and assigns.

I ACKNOWLEDGE THAT SUCH SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND SUCH SHARES OF COMMON STOCK MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY, IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

Certificate Name(s): Thomas I. Weston, Jr.
(Please type or print in block letters)

Tax ID/SS #: 250-88-4204

Address (if different): ______________________

____

____

These signatures of the parties below confirm the foregoing as their entire understanding and agreement, superseding all prior representations, understandings and agreements, written or oral, between the parties.

Executed this 29 day of September 2008.

WinSonic Digital Media Group, Ltd. (Obligor)	Thomas I. Weston, Jr. (Obligee)
By:	By: Thomas I. Weston Jr.
Winston D. Johnson, CEO and Chairman	Thomas I. Weston, Jr.

Winsonic Digital Media Group, Ltd. 9/24/2008 5:02 PM

Register: Cash & Cash Equivalents:Winsonic Digital Media Group:Neighborhood Bank-Oper-15974

From 09/24/2008 through 09/24/2008

Sorted by: Date, Type, Number/Ref

Date	Number	Payee	Account	Memo	Payment	C	Deposit	Balance
09/24/2008	3044	Kopley, Adam	Accounts Payable Control	Contract Services	1,700.00			42,391.69
09/24/2008	3045	Lee, Christopher	Accounts Payable Control	Prorated invoice...	1,500.00			40,891.69
09/24/2008	3046	Henley, James W (EN...	Due To/From Affiliates ...	pymnt WDCSN ...	2,667.00			38,224.69
09/24/2008	3047	Lowndes, Govantez L.	Accounts Payable Control	Prorated Semi-...	2,400.00			35,824.69
09/24/2008	3048	Shaw Records (Patrick...	Accounts Payable Control	1099-PS	1,575.00			34,249.69
09/24/2008	3049	Weston, Dianne H.	Accounts Payable Control	Services for 09/...	541.50			33,708.19
09/24/2008	3050	Lee, Brian	Accounts Payable Control	1099-BL for 09-...	1,423.07			32,285.12
09/24/2008	3051	Weston, Thomas, Jr.	-split-	Reimbursement ...	7,941.64 ✓			24,343.48
09/24/2008	3052	Weston, Thomas, Jr.	Accounts Payable Control	Contract Svcs - ...	5,280.00			19,063.48
09/24/2008	3053	VSI Inc. (ENTER INV...	Due To/From Affiliates ...	WDMG pymt of...	4,125.00			14,938.48

INVOICE # 2008.08.31

Remit to: Thomas I. Weston, Jr.
10490 Oxford Mill Circle
Alpharetta, GA 30022
(770) 851-3533

Billable Hours

Date	Day	Hours	Amount
08/25/08	Monday	10.50	
08/26/08	Tuesday	12.50	
08/27/08	Wednesday	11.00	
08/28/08	Thursday	10.00	
08/29/08	Friday	9.25	
08/30/08	Saturday	-	
08/31/08	Sunday	-	
	Subtotal Hours	53.25	$ 4,686.00

Billable Expenses

Date	Item	Amount
08/31/08	Health insurance allowance	$ 500.00
	Subtotal Expenses	500.00
	Total Bill	**$ 5,186.00**

Statement as of 08/31/08

Previous balance		$37,018.23
Check #	(4,800.00)	
Payments received		(4,800.00)
Current bill		$ 5,186.00
Total amount due		**$37,404.23**

WINSONIC
[On the Front End of Technology]

DIGITAL MEDIA GROUP, LTD.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all of the directors of WinSonic Digital Media Group, Ltd., a Nevada corporation (the "Company"), by execution hereof do hereby: (i) consent to and adopt the following resolutions as of the date hereof pursuant to Section 315 of Chapter 78 of the Nevada Revised Statutes, which resolutions shall have the same force and effect as if adopted by affirmative vote at a meeting of the Board of Directors (the "Board") duly called and held; (ii) waive all requirements of notice; and (iii) direct that this Unanimous Written Consent be filed with the minutes of the proceedings of the Company.

STOCK ISSUANCE- THOMAS I. WESTON JR.

WHEREAS, on September 29, 2008, WinSonic Digital Media Group, Ltd, ("Company") executed a security assignment with Thomas I. Weston, Jr., wherein the Company promised to reimburse the outstanding payables amount; and as incentives for the short-term expenses paid by Mr. Weston granted shares plus 50% bonus shares of restricted common stock of the Company.

Name	Amt.	Shares to be issued
Thomas I. Weston, Jr.	$7,941.64	119,125

WHEREAS, after careful review and consideration, the Board has determined that it is advisable and in the best interests of the Company to issue the shares granted to this individual.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the distribution of **119,125** shares of its Common Stock to the individual(s) listed above.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of Directors, in counterparts or otherwise, as of this 29th day of September 2008.

Winston D. Johnson

Eric Leufroy